Exhibit 10.49

AMENDMENT #1 TO $600,000 PROMISSORY NOTE DATED
OCTOBER 15, 2007 BETWEEN PROUROCARE MEDICAL, INC.
(“BORROWER”) AND THE PHILLIPS W. SMITH FAMILY
TRUST (“LENDER”)

This Amendment #1 to Promissory Note dated October 15, 2007 between ProUroCare Medical, Inc. (“Borrower”) and Phillips W. Smith (“Lender”) (the “Note”) is made to change the payment terms of the Note.

Note Amendments

Section 5, “PAYMENT” is hereby deleted and replaced by the following:

5.                                      PAYMENT.  We agree to repay this Note on and any accrued but unpaid interest on February 28, 2009.

Payments made on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that we owe other than principal and interest.  If you and we agree to a different application of payments, we will describe our agreement on this Note.  You may change how payments are applied in your sole discretion without notice to us.  The actual amount of our final payment will depend on our payment record.

EXECUTED this 11th day of March, 2008.

ProUroCare Medical Inc.	Phillips W. Smith

/s/Richard C. Carlson	Phillips W Smith
Richard C. Carlson	Phillips W. Smith
CEO	Ttee